As filed with the Securities and Exchange Commission on September 12, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SATSUMA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	81-3039831
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Oyster Point Boulevard, Suite 221

South San Francisco, CA 94080

(650) 410-3200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John Kollins

President and Chief Executive Officer

Satsuma Pharmaceuticals, Inc.

400 Oyster Point Boulevard, Suite 221

South San Francisco, CA 94080

(650) 410-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Alan C. Mendelson Brian J. Cuneo Miles P. Jennings Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Telephone: (650) 328-4600	Copies to: Tom O’Neil Chief Financial Officer Satsuma Pharmaceuticals, Inc. 400 Oyster Point Boulevard, Suite 221 South San Francisco, CA 94080 Telephone: (650) 410-3200	Sean Clayton Kenn Gurernsey Dave Peinsipp Cooley LLP 101 California Street San Francisco, CA 94111 Telephone: (415) 693-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-233347

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, $0.0001 par value per share	575,000 shares	$15.00	$8,625,000	$1,045.35

(1)

Represents only the additional number of shares being registered and includes 75,000 additional shares that the underwriters have the option to purchase. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the amount being registered does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-233347).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The Registrant previously registered securities at an aggregate offering price not to exceed $92,000,000 on a Registration Statement on Form S-1 (File No. 333-233347), which was declared effective by the Securities and Exchange Commission on September 12, 2019. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $8,625,000 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of 575,000 additional shares of common stock, par value $0.0001 per share, of Satsuma Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-233347) (the “Original Registration Statement”), which was declared effective by the Securities and Exchange Commission on September 12, 2019, are incorporated in this registration statement by reference. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Original Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit No.	Description

1.1(1)	Form of Underwriting Agreement.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1(2)	Power of Attorney.

(1)

Previously filed as Exhibit 1.1 to the Registrant’s Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-233347), filed with the Securities and Exchange Commission on September 3, 2019 and incorporated by reference herein.

(2)

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-233347), originally filed with the Securities and Exchange Commission on August 16, 2019 and incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California on September 12, 2019.

Satsuma Pharmaceuticals, Inc.

By:	/s/ John Kollins
John Kollins President and Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Kollins John Kollins	President and Chief Executive Officer and Director (Principal Executive Officer)	September 12, 2019

/s/ Tom O’Neil Tom O’Neil	Chief Financial Officer (Principal Financial and Accounting Officer)	September 12, 2019

* Heath Lukatch	Chairman of the Board of Directors	September 12, 2019

* Thomas B. King	Director	September 12, 2019

* Michael Riebe	Director	September 12, 2019

* Elisabeth Sandoval	Director	September 12, 2019

* Rajeev Shah	Director	September 12, 2019

* Ken Takanashi	Director	September 12, 2019

*By:	/s/ John Kollins
John Kollins Attorney-in-Fact